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                                                                    EXHIBIT 99.1


AFC ENTERPRISES RELEASES MID-QUARTER BUSINESS UPDATE FOR FOURTH QUARTER 2004

ATLANTA, Dec. 15 -- AFC Enterprises, Inc. (Nasdaq: AFCE), the franchisor and operator of Popeyes(R) Chicken & Biscuits and Church's Chicken(TM), today announced operating performance results for the Company's fiscal period 11, which began October 4, 2004 and ended October 31, 2004, and fiscal period 12, which began November 1, 2004 and ended November 28, 2004.

Overall Performance

Domestic System-wide Same-Store Sales Growth

The Company reported that blended domestic same-store sales growth for the system were up 1.8 percent in period 11 and up 2.7 percent in period 12 of 2004, compared to down 0.8 percent and up 0.3 percent for period 11 and period 12 of 2003. Popeyes domestic same-store sales were up 2.3 percent in period 11 and up
3.8 percent in period 12. Popeyes period 12 performance represents the brand's strongest year-over-year improvement since the first quarter of 2002. Church's domestic same-store sales were up 1.1 percent in period 11 and up 0.7 percent in period 12. The Church's results were measured against strong performance for the comparable periods of 2003.

The Company's average check was up for both brands in period 11 and period 12 of 2004. Church's average check was up 8.4 percent and 8.2 percent, respectively. Popeyes average check was up 4.8 percent and 6.1 percent, respectively. AFC continued experiencing a year-over-year decrease in the number of transactions for both Popeyes and Church's in period 11 and period 12. However, Popeyes demonstrated modest transaction improvements in both period 11 and period 12 as the brand reported its lowest percentage year-over- year decline since the third quarter of 2003. AFC remains focused on improving this trend with new advertising, menu expansion and overall enhancements in restaurant operations.

     Domestic system-wide comparable store sales by brand were as follows:


                                P11 2003   P11 2004      P12 2003    P12 2004
    Domestic System-wide        10/6/03-   10/4/04-      11/3/03-    11/1/04-
    Comparable Store Sales      11/2/03    10/31/04      11/30/03    11/28/04

    Popeyes                      (3.1%)      2.3%        (1.1%)       3.8%
    Church's                      3.2%       1.1%         2.0%        0.7%
    Blended Domestic System-wide
    Comparable Store Sales       (0.8%)      1.8%         0.3%        2.7%

Specific sales initiatives for the brands in periods 11 and 12 of 2004 included:

     - Popeyes featured its core menu products, including a 3-piece chicken and biscuit offer targeting single users, in addition to an 11-piece box for family users.

     - Popeyes continued testing its Popeyes Naked Chicken(TM) Strips in the Atlanta market. The brand also tested other line extensions featuring different flavor profiles.

     - Church's featured the return of its popular Texas Chicken(TM), a non-breaded half chicken covered with char-grilled flavored seasonings.

     - Church's also featured a Crunchy Tender Strips(R) combo meal available in Zesty or classic.
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     Unit Openings and Unit Count

The AFC system opened a total of 35 restaurants during period 11 and period 12 of 2004, compared to 44 total system-wide openings during the same periods in 2003. On a system-wide basis, AFC had 3,373 units at the end of period 12 of 2004, comprised of 2,701 domestic units and 672 units in Puerto Rico and 28 foreign countries. This total unit count represented 340 Company- owned and 3,033 franchised restaurants.

                                              Unit Openings
                               P11          P11          P12          P12
                              2003         2004         2003         2004
    Popeyes                     17            8           17            8
    Church's                     6            6            4           13
    Total                       23           14           21           21

                                               Unit Count
                              P11          P11          P12          P12
                              2003         2004         2003         2004
    Popeyes                  1,785        1,815        1,796        1,817
    Church's                 1,513        1,543        1,515        1,556
    Total                    3,298        3,358        3,311        3,373

     Commitments

On a system-wide basis, 81 new commitments for future development were signed during period 11 and period 12 of 2004. This was comprised of 43 new commitments from Popeyes and 38 new commitments from Church's. As of November 28, 2004, AFC had 1,668 outstanding commitments for future development, representing 965 for Popeyes and 703 for Church's.

Outstanding Debt

AFC's outstanding debt under its credit facility agreement, net of investments, at the end of period 12 of 2004 was approximately $82.4 million as compared to $107.1 million at the end of period 10 of 2004.

Strategic Update

The Company expects the pending sale of Church's to an affiliate of Crescent Capital Investments, Inc., an Atlanta-based private equity firm, to close by year-end. As previously stated on November 1, 2004, AFC expects net proceeds from the sale of Church's, after tax considerations, to be approximately $275 million.

Frank Belatti, Chairman and CEO of AFC Enterprises, stated, "We are pleased with our improvement in comparable same-store sales and with Popeyes' slight recovery in transactions. The Company's immediate focus continues to be on closing the Church's transaction, improving the performance of Popeyes and downsizing the corporate center."

Corporate Profile

AFC Enterprises, Inc. is the franchisor and operator of 3,373 restaurants as of November 28, 2004, in the United States, Puerto Rico and 28 foreign countries under the brand names Popeyes(R) Chicken & Biscuits and Church's Chicken(TM). AFC's primary objective is to be the world's Franchisor of Choice(R) by offering investment opportunities in highly recognizable brands and exceptional franchisee support systems and services. AFC Enterprises can be found on the World Wide Web at http://www.afce.com.

AFC Contact Information:

Felise Glantz Kissell, Vice President, Investor Relations & Finance (770) 353-3086 or fkissell@afce.com

Forward-Looking Statement: Certain statements in this release, and other written or oral statements made by or on behalf of AFC or its brands are "forward-looking statements" within the meaning of the federal securities laws. Statements regarding future events and developments and our future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are adverse effects of litigation or regulatory actions arising in connection with the restatement of our previously issued financial statements, the pending sale of Church's, the loss of franchisees and other business partners, failure of our franchisees, the loss of senior management and the ability to attract and retain additional qualified management personnel, a decline in the number of new units to be opened by franchisees, the need to continue to improve our internal controls, our ability to successfully implement new computer systems, limitations on our business under our credit facility, our inability to enter into new franchise



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relationships, a decline in our ability to franchise new units, increased costs of our principal food products, labor shortages, or increased labor costs, slowed expansion into new markets, changes in consumer preferences and demographic trends, as well as concerns about health or food quality, unexpected and adverse fluctuations in quarterly results, increased government regulation, growth in our franchise system that exceeds our resources to serve that growth, supply and delivery shortages or interruptions, currency, economic and political factors that affect our international operations, inadequate protection of our intellectual property and liabilities for environmental contamination, and other risk factors detailed in our 2003 Annual Report on Form 10-K/A and other documents we file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date they are made.